Exhibit 99.2

KITE

QUARTERLY FINANCIAL SUPPLEMENTAL

Q1 2021

kiterealty.com

KRG LISTED NYSE

QUARTERLY FINANCIAL SUPPLEMENTAL – MARCH 31, 2021

PAGE NO.	TABLE OF CONTENTS

3	Earnings Press Release
6	Corporate Profile
7	Contact Information
8	Important Notes Including Non-GAAP Disclosures
10	Consolidated Balance Sheets
11	Consolidated Statements of Operations for the Three Months Ended March 31, 2021 and 2020
12	Same Property Net Operating Income
13	Net Operating Income and EBITDA by Quarter
14	Funds from Operations for the Three Months Ended March 31, 2021 and 2020
15	Adjusted Funds From Operations and Other Financial Information for the Three Months Ended March 31, 2021 and 2020
16	Summary Income Statement
17	Accounts Receivable Impact of COVID-19
18	Joint Venture Summary as of March 31, 2021
19	Summary of Outstanding Debt as of March 31, 2021
20	Maturity Schedule of Outstanding Debt as of March 31, 2021
21	Key Debt Metrics
22	Top 25 Tenants by Annualized Base Rent
23	Retail Leasing Spreads
24	Lease Expirations
25	Development and Redevelopment Projects
26	Geographic Diversification – Annualized Base Rent by Region and State
27	Operating Retail Portfolio Summary Report
31	Operating Office Properties and Other
32	Components of Net Asset Value

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Reports First Quarter 2021 Operating Results

Indianapolis, Indiana, April 29, 2021 - Kite Realty Group Trust (NYSE: KRG) reported today its operating results for the first quarter ended March 31, 2021.

“KRG had another strong quarter of leasing as we continue to upgrade tenancy and mark rents to market,” said John A. Kite, Chairman and CEO. “I’m encouraged by our current operations and recent capital allocation decisions, including a successful exchangeable debt issuance and the completion of an accretive capital recycling effort through the disposition of an undervalued portion of the portfolio. As the country trends toward a sense of normalcy, KRG is well-positioned to capitalize on new opportunities, continue strong operational performance and create value for all our stakeholders.”

First Quarter Financial Results
•Realized net income attributable to common shareholders of $24.6 million, or $0.29 per common share, compared to net loss of $0.1 million, or $0.00 per common share, for the three months ending March 31, 2021 and 2020, respectively.
•Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $30.0 million, or $0.34 per diluted common share.
•Generated Funds From Operations, as adjusted, of the Operating Partnership (FFO) of $29.8 million, or $0.34 per diluted common share.
◦Excludes $0.2 million of 2020 Collection Impact (as defined below).
•Same-Property Net Operating Income (NOI) decreased by 2.9%.
•Approximately 97% of first quarter base rent and recoveries have been collected.
•As detailed on page 17 of our supplemental, KRG’s bad debt reserve this quarter was approximately $1.4 million, primarily comprised of:
◦$1.6 million for rental income due during the first quarter, which represents approximately 3% of all first quarter billings, less
◦$0.2 million of prior period bad debt recovery.

First Quarter Portfolio Operations
•Executed 76 new and renewal leases representing over 426,900 square feet.
◦GAAP leasing spreads of 34.9% (25.3% cash basis) on 16 comparable new leases, 6.9% (2.0% cash basis) on 46 comparable renewals, and 12.2% (6.4% cash basis) on a blended basis.
◦Excluding one strategic anchor renewal, blended spreads would have been 16.7% and 10.5% on a GAAP and cash basis, respectively.
•Signed two significant new anchor leases -- ALDI at Eastgate Crossing (Chapel Hill, NC), creating a dual-grocery anchored center, and Total Wine & More at Cool Creek Commons (Indianapolis, IN).
•Annualized base rent (ABR) for the operating retail portfolio was $18.53, a 2.8% increase year-over-year and an all-time company high.
•Retail leased percentage was 90.5%.

p. 3	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

First Quarter Transaction Activity
•Sold 16 outparcel ground leases for gross proceeds of $40.3 million.
◦Under contract to sell one additional ground lease for $1.5 million, which will complete the transaction with Agree Realty Corporation (NYSE: ADC).

Balance Sheet Overview
•Issued $175 million of exchangeable senior unsecured notes with a 0.75% coupon due 2027.
◦In conjunction with the exchangeable notes, the Company entered into capped call transactions, thereby increasing the strike price of the convertible issuance to initially approximately $30.26 (subject to potential adjustments under the terms of such agreements).
•As of March 31, 2021, KRG’s net-debt-to-Adjusted EBITDA, proforma for the ground lease sales, was 6.6x.

Virtual Market Tour Series
•In order to showcase the Company’s high-quality, open-air retail real estate, KRG introduced a Virtual Market Tour Series in early September.
•To view the Company’s Virtual Market Tours visit our Market Highlights page at KRG Virtual Market Tours.

2021 Earnings Guidance
KRG is raising 2021 guidance for FFO, as adjusted, to $1.26 to $1.34 per share (previously $1.24 - $1.34).

•Estimated 2021 FFO, as adjusted, excludes the impact of 2020 bad debt or 2020 accounts receivable (“2020 Collection Impact”). In the future, should there be previous bad debt collected (recognized as revenue) or accounts receivable written off (recognized as expense) related to 2020 billings, KRG will disclose the impact, but exclude it from FFO, as adjusted.

Net Income to FFO, as adjusted, Reconciliation
	Low End	High End
Net Income	$(0.11)	$(0.03)
Depreciation	1.37	1.37
NAREIT FFO	$1.26	$1.34
2020 Collection Impact	0.00	0.00
FFO, as adjusted Guidance	$1.26	$1.34

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Friday, April 30, 2021, at 11:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (Conference ID: 4436448). In addition, a webcast replay link will be available on the corporate website.

About Kite Realty Group Trust

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.

Connect with KRG: LinkedIn | Twitter | Instagram | Facebook

p. 4	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

Safe Harbor
This release, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus(“COVID-19”), including possible resurgences and mutations, on the financial condition, result of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused and may continue to cause many of the Company’s tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their obligations, and therefore has and will continue to impact us significantly for the foreseeable future. COVID-19 has impacted the Company significantly, and the extent to which it will continue to impact the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the speed and effectiveness of vaccine and treatment developments and distribution pipeline, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, and possible short-term and long-term effects of the pandemic on consumer behavior, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic.

Additional risks, uncertainties and other factors that might cause such differences, some of which could be material, include but are not limited to: national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty; financing risks, including the availability of, and costs associated with, sources of liquidity; the Company’s ability to refinance, or extend the maturity dates of, the Company’s indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent or request rent concessions, and the risk of tenant insolvency and bankruptcy; the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space; acquisition, disposition, development and joint venture risks; property ownership and management risks, including the relative illiquidity of real estate investments, periodic costs to repair, renovate and re-lease spaces, operating costs and expenses, vacancies or the inability to rent space on favorable terms or at all; the Company’s ability to maintain the Company’s status as a real estate investment trust for U.S. federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property the Company owns; the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns; risks related to the geographical concentration of the Company’s properties in Florida, Indiana, Texas, North Carolina and Nevada; civil unrest, acts of terrorism or war, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires, including such events or conditions that may result in underinsured or uninsured losses or other increased costs and expenses; changes in laws and government regulations including governmental orders affecting the use of the Company’s properties or the ability of its tenants to operate, and the costs of complying with such changed laws and government regulations; possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions; other factors affecting the real estate industry generally; and other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in the Company’s quarterly reports on Form 10-Q. The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

This Earnings Release also includes certain forward-looking non-GAAP information. Due to high variability and difficulty in making accurate forecasts and projections of some of the information excluded from these estimates, together with some of the excluded information not being ascertainable or accessible, the Company is unable to quantify certain amounts that would be required to be included in the most directly comparable GAAP financial measures without unreasonable efforts.

p. 5	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

CORPORATE PROFILE

General Description

Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) engaged primarily in the ownership and operation, acquisition, development and redevelopment of high-quality neighborhood and community shopping centers in certain select markets in the United States. As of March 31, 2021, we owned interests in 87 operating properties totaling approximately 16.8 million square feet and five development and redevelopment projects.

Our strategy is to maximize the cash flow of our operating properties, successfully complete the construction and lease-up of our redevelopment and development portfolio, and continue to gain scale in our target markets. New investments are focused in the shopping center sector primarily in markets that are benefiting from existing and accelerating migration patterns and where we believe we can leverage our existing infrastructure and relationships to generate attractive risk-adjusted returns. Dispositions are generally designed to increase the quality of our portfolio and exit non-target markets. The proceeds of dispositions will generally be used to acquire assets in our target markets, strengthen the Company’s balance sheet, or otherwise allocated so as to generate attractive risk-adjusted returns.

Company Highlights as of March 31, 2021

	# of Properties	Total GLA /NRA	Owned GLA /NRA[1]
Operating Retail Properties	83	16,267,424	11,663,920
Operating Office Properties and Other	4	498,242	498,242
Total Operating Properties	87	16,765,666	12,162,162
Development and Redevelopment Projects[2]	5	866,493	368,890
Total All Properties	92	17,632,159	12,531,052
	Retail	Non-Retail	Total
Operating Properties – Leased Percentage	90.5%	96.9%	90.8%
States			16

Stock Listing: New York Stock Exchange symbol: KRG

____________________
1	Excludes square footage of structures located on land owned by the company and ground leased to tenants and adjacent non-owned anchors.
2	Includes square footage of planned space upon completion.

p. 6	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

CONTACT INFORMATION

Corporate Office
30 South Meridian Street, Suite 1100
Indianapolis, IN 46204
(888) 577-5600
(317) 577-5600
www.kiterealty.com

Investor Relations Contact:	Analyst Coverage:	Analyst Coverage:

Jason Colton	Robert W. Baird & Co.	Compass Point Research & Trading, LLC
Senior Vice President, Capital Markets and IR	Mr. Wes Golladay	Mr. Floris van Dijkum
Kite Realty Group Trust	(216) 737-7510	(646) 757-2621
30 South Meridian Street, Suite 1100	wgolladay@rwbaird.com	fvandijkum@compasspointllc.com
Indianapolis, IN 46204
(317) 713-2762	Bank of America/Merrill Lynch	DA Davidson
jcolton@kiterealty.com	Mr. Jeffrey Spector/Mr. Craig Schmidt	Mr. Barry Oxford
	(646) 855-1363/(646) 855-3640	(212) 240-9871
Transfer Agent:	jeff.spector@bofa.com	boxford@dadco.com
craig.schmidt@bofa.com
Broadridge Financial Solutions		KeyBanc Capital Markets
Ms. Kristen Tartaglione	BTIG	Mr. Jordan Sadler/Mr. Todd Thomas
2 Journal Square, 7th Floor	Mr. Michael Gorman	(917) 368-2280/(917) 368-2286
Jersey City, NJ 07306	(212) 738-6138	tthomas@keybanccm.com
(201) 714-8094	mgorman@btig.com	jsadler@keybanccm.com

Stock Specialist:	Capital One Securities, Inc.	Raymond James
	Mr. Christopher Lucas	Mr. RJ Milligan
GTS	(571) 633-8151	(727) 567-2585
545 Madison Avenue	christopher.lucas@capitalone.com	rjmilligann@raymondjames.com
15th Floor
New York, NY 10022	Citigroup Global Markets	Piper Sandler
(212) 715-2830	Mr. Michael Bilerman/Ms. Katy McConnell	Mr. Alexander Goldfarb
	(212) 816-1383/(212) 816-6981	(212) 466-7937
	michael.bilerman@citigroup.com	alexander.goldfarb@psc.com
katy.mcconnell@citigroup.com

Wells Fargo Securities, LLC
Ms. Tamara Fique
(617) 603-4262/(443) 263-6568
tamara.fique@wellsfargo.com

p. 7	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

IMPORTANT NOTES INCLUDING NON-GAAP DISCLOSURES

Interim Information
This Quarterly Financial Supplemental contains historical information of Kite Realty Group Trust (“the Company” or “KRG”) and is intended to supplement the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, to be filed on or about May 6, 2021, which should be read in conjunction with this supplement. The supplemental information is unaudited, although it reflects all adjustments that, in the opinion of management, are necessary for a fair presentation of operating results for the interim periods.

Forward-Looking Statements
This supplemental information package, together with other statements and information publicly disseminated by us, contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the forward-looking statements is the potential adverse effect of the current pandemic of the novel coronavirus ("COVID-19"), including possible resurgences and mutations, on the financial condition, results of operations, cash flows and performance of the Company and its tenants, the real estate market and the global economy and financial markets. The effects of COVID-19 have caused and may continue to cause many of the Company’s tenants to close stores, reduce hours or significantly limit service, making it difficult for them to meet their rental obligations, and therefore has and will continue to impact us significantly for the foreseeable future. COVID-19 has impacted the Company significantly, and the extent to which it will continue to impact the Company and its tenants will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, the speed and effectiveness of vaccine and treatment developments and distribution pipeline, the actions taken to contain the pandemic or mitigate its impact, and the direct and indirect economic effects of the pandemic and containment measures, and possible short-term and long-term effects of the pandemic on consumer behavior, among others.

In addition, risks, uncertainties and factors that might cause such differences from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements, some of which could be material, include but are not limited to:

•national and local economic, business, real estate and other market conditions, particularly in connection with low or negative growth in the U.S. economy as well as economic uncertainty;
•financing risks, including the availability of, and costs associated with, sources of liquidity;
•our ability to refinance, or extend the maturity dates of, our indebtedness;
•the level and volatility of interest rates;
•the financial stability of tenants, including their ability to pay rent or request rent concessions, and the risk of tenant insolvency and bankruptcy;
•the competitive environment in which the Company operates, including potential oversupplies of and reduction in demand for rental space;
•acquisition, disposition, development and joint venture risks;
•property ownership and management risks, including the relative illiquidity of real estate investments, period costs to repair, renovate and re-lease spaces, oeprating costs and expense, vacancies or the inability to rent space on favorable terms or at all;
•our ability to maintain our status as a real estate investment trust for federal income tax purposes;
•potential environmental and other liabilities;
•impairment in the value of real estate property the Company owns;
•the attractiveness of our properties to tenants, the actual and perceived impact of e-commerce on the value of shopping center assets and changing demographics and customer traffic patterns;
•risks related to the geographical concentration of our properties in Florida, Indiana, Texas, Nevada and North Carolina;
•civil unrest, acts of terrorism or water, acts of God, climate change, epidemics, pandemics (including COVID-19), natural disasters and severe weather conditions such as hurricanes, tropical storms, tornadoes, earthquakes, droughts, floods and fires, including such events or conditions that may result in underinsured or uninsured losses, or other increased costs and expenses;
•changes in laws and government regulations including governmental orders affecting the use of our properties or the ability of our tenants to operate, and the costs of complying with such changed laws and government regulations;
•possible short-term or long-term changes in consumer behavior due to COVID-19 and the fear of future pandemics;
•insurance costs and coverage;
•risks associated with cybersecurity attacks and the loss of confidential information and other business disruptions;
•other factors affecting the real estate industry generally; and
•other risks identified in reports the Company files with the Securities and Exchange Commission (“the SEC”) or in other documents that it publicly disseminates, including, in particular, the section titled “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, and in our quarterly reports on Form 10-Q.
The Company undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Non-GAAP Disclosures

Funds from Operations
Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.

Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO excludes the gain on the sale of the ground lease portfolio as this sale was part of our capital strategy distinct from our ongoing operating strategy

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IMPORTANT NOTES INCLUDING NON-GAAP DISCLOSURES (CONTINUED)

of selling individual land parcels, from time to time. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. A reconciliation of net income (calculated in accordance with GAAP) to FFO is included elsewhere in this Financial Supplement.

From time to time, the Company may report or provide guidance with respect to “FFO as adjusted” which starts with FFO, as defined by NAREIT, and then removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, the impact on earnings from employee severance, the excess of redemption value over carrying value of preferred stock redemption, and the impact of 2020 bad debt or 2020 accounts receivable ("2020 Collection Impact"), which are not otherwise adjusted in the Company’s calculation of FFO.
Adjusted Funds from Operations
Adjusted Funds from Operations (“AFFO”) is a non-GAAP financial measure of operating performance used by many companies in the REIT industry. AFFO modifies FFO, as adjusted for certain cash and non-cash transactions not included in FFO. AFFO should not be considered an alternative to net income as an indication of the company's performance or as an alternative to cash flow as a measure of liquidity or ability to make distributions. Management considers AFFO a useful supplemental measure of the company’s performance. The Company’s computation of AFFO may differ from the methodology for calculating AFFO used by other REITs, and therefore, may not be comparable to such other REITs. A reconciliation of net income (calculcated in accordance with GAAP) to AFFO is included elsewhere in this Financial Supplement.

Net Operating Income and Same Property Net Operating Income
The Company uses property net operating income (“NOI”), a non-GAAP financial measure, to evaluate the performance of our properties. The Company defines NOI as income from our real estate, including lease termination fees received from tenants, less our property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions and certain corporate level expenses. The Company believes that NOI is helpful to investors as a measure of our operating performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as depreciation and amortization, interest expense, and impairment, if any.

The Company also uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination income in excess of lost rent, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. When the Company receives payments in excess of any accounts receivable for terminating a lease, Same Property NOI will include such excess payments as monthly rent until the earlier of the following: the expiration of 12 months or the start date of a replacement tenant. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular periods presented and thus provides a more consistent metric for the comparison of our properties. Same Property NOI includes the results of properties that have been owned for the entire current and prior year reporting periods.

NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.

When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company a) begins recapturing space from tenants or b) the contemplated plan significantly impacts the operations of the property. For the quarter ended March 31, 2021, the Company excluded three redevelopment properties from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded one recently acquired property from the same property pool.

Earnings Before Interest Expense, Income Tax Expense, Depreciation and Amortization (EBITDA) and Net Debt to EBITDA
The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. For informational purposes, the Company has also provided Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of properties or impairment charges, (iii) other income and expense, (iv) noncontrolling interest EBITDA and (v) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP, and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.

Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of our operating results.

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CONSOLIDATED BALANCE SHEETS (UNAUDITED)

($ in thousands)
	March 31, 2021	December 31, 2020
Assets:
Investment properties, at cost	$3,137,530	$3,143,961
Less: accumulated depreciation	(778,676)	(755,100)
	2,358,854	2,388,861
Cash and cash equivalents	228,842	43,648
Tenant and other receivables, including accrued straight-line rent of $23,707 and $24,783, respectively	49,080	57,154
Restricted cash and escrow deposits	3,688	2,938
Deferred costs and intangibles, net	58,955	63,171
Prepaid and other assets	42,859	39,975
Investments in unconsolidated subsidiaries	13,045	12,792
Total Assets	$2,755,323	$2,608,539
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,315,248	$1,170,794
Accounts payable and accrued expenses	72,074	77,469
Deferred revenue and other liabilities	83,427	85,649
Total Liabilities	1,470,749	1,333,912
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	52,005	43,275
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 84,486,182 and 84,187,999 shares issued and outstanding at March 31, 2021 and December 31, 2020, respectively	845	842
Additional paid in capital	2,068,095	2,085,003
Accumulated other comprehensive loss	(24,348)	(30,885)
Accumulated deficit	(812,721)	(824,306)
Total Kite Realty Group Trust Shareholders’ Equity	1,231,871	1,230,654
Noncontrolling Interests	698	698
Total Equity	1,232,569	1,231,352
Total Liabilities and Equity	$2,755,323	$2,608,539

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CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

($ in thousands, except per share data)
	Three Months Ended March 31,
	2021	2020
Revenue:
Rental income	$67,890	$65,527
Other property related revenue	1,051	4,281
Fee income	434	104
Total revenue	69,375	69,912
Expenses:
Property operating	10,269	10,801
Real estate taxes	9,400	8,934
General, administrative, and other	7,276	6,926
Depreciation and amortization	30,634	31,468
Total expenses	57,579	58,129
Gain on sale of properties, net	26,207	1,043
Operating income	38,003	12,826
Interest expense	(12,242)	(12,293)
Income tax benefit of taxable REIT subsidiary	118	104
Equity in loss of unconsolidated subsidiaries	(318)	(403)
Other expense, net	(206)	(104)
Net income	25,355	130
Net income attributable to noncontrolling interests	(778)	(204)
Net income (loss) attributable to Kite Realty Group Trust common shareholders	$24,577	$(74)

Net income (loss) per common share - basic and diluted	$0.29	$0.00

Weighted average common shares outstanding - basic	84,336,577	84,023,090
Weighted average common shares outstanding - diluted	84,446,989	84,023,090
Dividends per common share	$0.1500	$0.3175

p. 11	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

SAME PROPERTY NET OPERATING INCOME (NOI)

($ in thousands)
	Three Months Ended March 31,
	2021	2020	% Change
Number of properties for the period[1]	83	83

Leased percentage at period end	90.6%	95.0%
Economic Occupancy percentage[2]	88.8%	94.1%

Minimum rent	$49,871	$50,948
Tenant recoveries	14,999	15,757
Bad debt	(641)	(650)
Other income	171	240
	64,400	66,295

Property operating expenses	(8,705)	(9,125)
Real estate taxes	(8,818)	(8,916)
	(17,523)	(18,041)
Same Property NOI	$46,877	$48,254	(2.9)%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$46,877	$48,254
Net operating income - non-same activity[3]	2,395	1,819
Other income (expense), net	28	(299)
General, administrative and other	(7,276)	(6,926)
Depreciation and amortization expense	(30,634)	(31,468)
Interest expense	(12,242)	(12,293)
Gain on sales of properties	26,207	1,043
Net income attributable to noncontrolling interests	(778)	(204)
Net income (loss) attributable to common shareholders	$24,577	$(74)

____________________
1
Same Property NOI excludes (i) The Corner, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) Eddy Street Commons - Phases II and III developments, (iii) the recently acquired Eastgate Crossing, and (iv) office properties.

2	Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.
3	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.

p. 12	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

NET OPERATING INCOME AND EBITDA BY QUARTER

($ in thousands)
	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Revenue:
Minimum rent[1]	$49,801	$49,506	$48,669	$49,265	$49,539
Minimum rent - ground leases	4,038	4,190	4,152	4,242	4,204
Tenant reimbursements	15,389	15,863	15,134	14,656	15,419
Bad debt	(1,420)	(3,412)	(3,643)	(6,627)	(3,723)
Other property related revenue	549	1,675	201	1,411	3,205
Overage rent	82	164	—	3	89
Parking revenue, net[2]	(1)	(257)	(32)	(102)	467
	68,438	67,729	64,481	62,848	69,200
Expenses:
Property operating - Recoverable[3]	8,407	8,688	8,700	8,316	9,087
Property operating - Non-Recoverable[3]	1,547	1,516	1,342	725	1,319
Real estate taxes	9,212	9,122	9,168	8,165	8,721
	19,166	19,326	19,210	17,206	19,127
Net Operating Income - Properties	49,272	48,403	45,271	45,642	50,073

Other (Expenses) Income:
General, administrative, and other	(7,276)	(7,602)	(6,482)	(6,578)	(6,926)
Severance charges	—	(3,253)	—	—	—
Fee income	434	79	104	91	104
	(6,842)	(10,776)	(6,378)	(6,487)	(6,822)
Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization	42,430	37,627	38,893	39,155	43,251

Depreciation and amortization	(30,634)	(31,818)	(33,953)	(31,409)	(31,468)
Interest expense	(12,242)	(12,284)	(12,550)	(13,271)	(12,293)
Equity in loss of unconsolidated subsidiaries	(318)	(429)	(417)	(436)	(403)
Income tax benefit of taxable REIT subsidiary	118	200	190	202	104
Other (expense) income, net	(206)	21	(16)	350	(104)
Gain (loss) on sales of properties	26,207	(159)	3,226	623	1,043
Net income (loss)	25,355	(6,842)	(4,627)	(4,786)	130
Less: Net (income) loss attributable to noncontrolling interests	(778)	48	40	17	(204)
Net income (loss) attributable to Kite Realty Group Trust	$24,577	$(6,794)	$(4,587)	$(4,769)	$(74)

NOI/Revenue	72.0%	71.5%	70.2%	72.6%	72.4%
Recovery Ratios[4]
- Retail Properties	90.6%	92.8%	87.8%	92.3%	89.6%
- Consolidated	87.3%	89.1%	84.7%	88.9%	86.6%

____________________
1	Minimum rent includes $1.2 million, $0.6 million, $0.3 million, $0.6 million, and $0.2 million of lease termination income for the three months ended March 31, 2021, December, 31, 2020, September 30, 2020, June 30, 2020, and March 31, 2020, respectively.
2	Parking revenue, net represents the net operating results of the Eddy Street Parking Garage, the Union Station Parking Garage, and the Pan Am Plaza Parking Garage.
3	Recoverable expenses include recurring G&A expense of $1.4 million allocable to the property operations in the three months ended March 31, 2021, a portion of which is recoverable. Non-recoverable expenses primarily include ground rent, professional fees, and marketing costs.
4	“Recovery Ratio” is computed by dividing tenant reimbursements by the sum of recoverable property operating expense and real estate tax expense.

p. 13	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

FUNDS FROM OPERATIONS[1,2]

($ in thousands, except per share data)
	Three Months Ended March 31,
	2021	2020
Funds From Operations ("FFO")
Consolidated net income	$25,355	$130
Less: net income attributable to noncontrolling interests in properties	(132)	(132)
Less: Gain on sales of properties	(26,207)	(1,043)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	30,971	31,788
FFO of the Operating Partnership[1]	29,987	30,743
Less: Limited Partners' interests in FFO	(870)	(769)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$29,117	$29,974
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.35	$0.36
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.34	$0.36

FFO of the Operating Partnership[1]	$29,987	$30,743
Less: 2020 Collection Impact	(209)	—
FFO, as adjusted, of the Operating Partnership	$29,778	$30,743
FFO, as adjusted, per share of the Operating Partnership - basic	$0.34	$0.36
FFO, as adjusted, per share of the Operating Partnership - diluted	$0.34	$0.36

Weighted average common shares outstanding - basic	84,336,577	84,023,090
Weighted average common shares outstanding - diluted	84,446,989	84,175,520
Weighted average common shares and units outstanding - basic	86,862,153	86,200,410
Weighted average common shares and units outstanding - diluted	86,972,566	86,352,840

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net income	$0.29	$0.00
Less: net income attributable to noncontrolling interests in properties	0.00	0.00
Less: Gain on sales of properties	(0.30)	(0.01)
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.36	0.37
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1,2]	$0.34	$0.36

Less: 2020 Collection Impact	0.00	—
FFO, as adjusted, of the Operating Partnership per diluted share/unit [2]	$0.34	$0.36

____________________
1	“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.
2	Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.

p. 14	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

ADJUSTED FUNDS FROM OPERATIONS AND OTHER FINANCIAL INFORMATION

($ in thousands)
	Three Months Ended March 31,
	2021	2020
Reconciliation of FFO, as adjusted, to Adjusted Funds from Operations (AFFO)
FFO, as adjusted, of the Operating Partnership	$29,778	$30,743
Add:
Depreciation of non-real estate assets	104	133
Amortization of deferred financing costs	578	582
Non-cash compensation expense	1,677	981
Less:
Straight-line rent - minimum rent	(54)	158
Straight-line rent - common area maintenance	155	178
Straight-line rent - reserve for uncollectability	(110)	(2,876)
Market rent amortization income	479	599
Amortization of debt premium	111	111
Capital expenditures[1]:
Maintenance capital expenditures	167	161
Revenue enhancing tenant improvements	1,751	2,713
External lease commissions	310	262
Total Recurring AFFO of the Operating Partnership	29,328	$31,133

Other Financial Information:
Scheduled debt principal payments	$568	$549

____________________
1	Excludes landlord work, tenant improvements and leasing commissions relating to development, redevelopment, and Anchor Acceleration projects.

p. 15	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

SUMMARY INCOME STATEMENT

($ in thousands)
	Three Months Ended March 31,
	2021	2020	% Change

Same Property Revenue	$64,400	$66,295	(2.9)%
Same Property Expenses	(17,523)	(18,041)	2.9%
Same Property Net Operating Income	46,877	48,254	(2.9)%

Sold Assets Net Operating Income	—	191
Non-Same Property Net Operating Income	2,395	1,628

Net Operating Income	49,272	50,073	(1.6)%

General and Administrative Expense	(7,276)	(6,926)	(5.1)%
Fee income	434	104	317.3%
EBITDA	42,430	43,251	(1.9)%

Interest Expense	(12,242)	(12,293)	0.4%
Other income (expense), net	(201)	(215)	6.5%
Funds From Operations	29,987	30,743	(2.5)%

2020 Collection Impact	(209)	—	100.0%
Funds From Operations, as adjusted	29,778	30,743	(3.1)%

Non-Cash Items	1,778	3,526	49.6%
Capital Expenditures	(2,228)	(3,136)	29.0%
Recurring Adjusted Funds From Operations	29,328	31,133	(5.8)%

FFO per share of the Operating Partnership, as adjusted - diluted	$0.34	$0.36	(5.5)%

p. 16	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

IMPACT OF COVID-19

($ in thousands)
Bad Debt Breakout
	Amount	Supplemental Page No.:
Bad Debt Type
1st Quarter Billed Rent Deemed Uncollectible - Operating Tenants	$1,480
1st Quarter Billed Rent Deemed Uncollectible - Tenants Declared Bankruptcy	167
1st Quarter Cash Impact	1,647
Previous Accounts Receivable Balance Now Deemed Uncollectible	1,914
Recovery of Previous Bad Debt	(2,251)
Straight-Line Rent Reserve	110
Total 1st Quarter Bad Debt Expense	$1,420	13

Accounts Receivable Impact
	Amount	Supplemental Page No.:
Balance as of December 31, 2020	$57,154
Small Business Loans	(212)
Other Activity	(1,012)
1st Quarter Billed Rent Outstanding	2,511
1st Quarter Billed Rent Deemed Uncollectible	(1,647)
Accounts Receivable Balances Prior to 1st Quarter Deemed Uncollectible	(1,914)
Amounts Collected Outstanding as of December 31	(5,800)
Balance as of March 31, 2021	$49,080	10

Revenue Breakdown
	Amount	Supplemental Page No.:
1st Quarter Billed Rent	$65,185
1st Quarter Billed Rent Deemed Uncollectible	(1,647)
Previous Billed Rent Deemed Uncollectible	(1,914)
Reserved in Previous Quarter, Paid in 1st Quarter	2,251
Other Revenues	4,563
1st Quarter Total Revenues	$68,438	13

1st Quarter Total Revenues	68,438
Previous Accounts Receivable Balance Now Deemed Uncollectible	1,914
Recovery of Previous Bad Debt	(2,251)
Other Revenues	(4,563)
1st Quarter Net Recurring Revenue	$63,538

Comparison to Q1
1st Quarter 2020 Billed Rent	$67,400
Difference from 1st Quarter 2020 to 1st Quarter 2021 in Billed Rent	(3.3)%

1st Quarter 2020 Net Recurring Revenues	$68,020
Difference from 1st Quarter 2020 to 1st Quarter 2021 in Net Recurring Revenues	(6.6)%

p. 17	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

JOINT VENTURE SUMMARY - MARCH 31, 2021

($ in thousands)

CONSOLIDATED INVESTMENTS
Investment Partner	Total GLA	Total Assets	Total Debt	Partner Economic Ownership Interest [1]	Partner Share of Debt	Partner Share of Annual Income
Individual Investors	466,907	$139,063	$54,930	2% - 15%	$1,099	$528

UNCONSOLIDATED INVESTMENTS
Investment Partner	Total GLA	Total Assets	Total Debt	KRG Economic Ownership Interest	KRG Share of Debt	KRG Investment	KRG Share of Quarterly EBITDA	KRG Share of Quarterly EBITDA Annualized
Nuveen	416,877	$100,769	$51,890	20%	$10,378	$9,026	$310	$1,241
Individual Investors	359,460	62,901	35,921	12% - 35%	12,035	4,019	(7)	(28)
Total	776,337	$163,670	$87,811		$22,413	$13,045	$303	$1,213

____________________
1	Economic ownership % represents the partner's share of cash flow.

p. 18	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

SUMMARY OF OUTSTANDING DEBT AS OF MARCH 31, 2021

($ in thousands)
TOTAL OUTSTANDING DEBT [1]
	Outstanding Amount	Ratio	Weighted Average Interest Rate	Weighted Average Maturity (in years)
Fixed Rate Debt	1,270,578	94%	3.70%	4.9
Variable Rate Debt	54,930	4%	1.71%	0.9
Net Debt Premiums and Issuance Costs, Net	(10,260)	N/A	N/A	N/A
Total Consolidated Debt	1,315,248	98%	3.62%	4.7
KRG Share of Unconsolidated Debt	22,413	2%	4.57%	5.6
Total	1,337,661	100%	3.64%	4.7

SCHEDULE OF MATURITIES BY YEAR
	Secured Debt
	Scheduled Principal Payments	Term Maturities	Unsecured Debt [2]	Total Consolidated Debt	Total Unconsolidated Debt	Total Outstanding Debt
2021	1,735	—	—	1,735	145	1,880
2022	1,043	178,877	—	179,920	341	180,261
2023	806	161,517	95,000	257,323	270	257,593
2024	854	—	—	854	545	1,399
2025	904	—	80,000	80,904	10,734	91,638
2026	957	—	300,000	300,957	—	300,957
2027 And Beyond	3,715	100	500,000	503,815	10,378	514,193
Net Debt Premiums and Issuance Cost, Net	(10,260)	—	—	(10,260)	—	(10,260)
Total	$(246)	$340,494	$975,000	$1,315,248	$22,413	$1,337,661

1	Fixed rate debt includes, and variable rate debt excludes, the portion of such debt that has been hedged by interest rate derivatives. As of March 31, 2021, $250 million in variable rate debt is hedged for a weighted average of 2.0 years.
2	This presentation reflects the Company's exercise of its option to extend the maturity date by one year to April 22, 2023 for the Company's unsecured credit facility.The ability to exercise this option is subject to certain conditions, which the Company does not unilaterally control.

($ In millions)
$500
$400
$300
$200
$100
$0
95.0
180.4
161.5
80.0
11.8
300.0
250.0
250.0
10.4
8.6
2021
2022
2023
2024
2025
2026
2027
2028
2029
2030
Line of Credit
Mortgage Debt
Unconsolidated
Unsecured Debt
Unsecured Term Loans

(1) Chart excludes annual principal payments and net premiums on fixed rate debt.

p. 19	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

MATURITY SCHEDULE OF OUTSTANDING DEBT AS OF MARCH 31, 2021

($ in thousands)
Property	Interest Rate[1]	Maturity Date	Balance as of March 31, 2021	% of Total Outstanding

2021 Debt Maturities			—	—%

Delray Marketplace [2]	LIBOR + 160	2/5/2022	54,930
Bayonne Crossing	4.43%	4/1/2022	41,901
Saxon Crossing	4.65%	7/1/2022	11,400
Shops at Moore	4.29%	9/1/2022	21,300
Shops at Julington Creek	4.60%	9/1/2022	4,785
Centre Point Commons	4.34%	10/1/2022	14,410
Miramar Square	4.16%	12/1/2022	31,625
2022 Debt Maturities			180,351	13%

Centennial Gateway	3.81%	1/1/2023	23,962
Centennial Center	3.83%	1/6/2023	70,455
Eastern Beltway	3.83%	1/6/2023	34,100
The Corner (AZ)	4.10%	3/1/2023	14,750
Chapel Hill	3.78%	4/1/2023	18,250
Unsecured Credit Facility [3]	LIBOR + 115	4/22/2023	—
Senior Unsecured Note	4.23%	9/10/2023	95,000
2023 Debt Maturities			256,517	19%

2024 Debt Maturities			—	—%

Senior Unsecured Note	4.47%	9/10/2025	80,000
2025 Debt Maturities			80,000	6%

Senior Unsecured Note	4.00%	10/1/2026	300,000
2026 Debt Maturities			300,000	22%

Senior Unsecured Exchangeable Note	0.75%	4/1/2027	175,000
Senior Unsecured Note	4.57%	9/10/2027	75,000
Unsecured Term Loan [4]	LIBOR + 200	10/24/2028	250,000
Rampart Commons	5.73%	6/10/2030	8,640
2027 And Beyond Debt Maturities			508,640	38%
NET PREMIUMS ON ACQUIRED DEBT & ISSUANCE COSTS			(10,260)
TOTAL DEBT PER CONSOLIDATED BALANCE SHEET			$1,315,248	98%

KRG Share of Unconsolidated Debt
Embassy Suites at University of Notre Dame [5]	LIBOR + 250	7/1/2025	11,772
Glendale Center Apartments [5]	LIBOR + 280	5/31/2024	263
Nuveen [5]	4.09%	7/1/2028	10,378
TOTAL KRG SHARE OF UNCONSOLIDATED DEBT			22,413	2%
TOTAL CONSOLIDATED AND KRG SHARE OF UNCONSOLIDATED DEBT			$1,337,661

1	At March 31 2021, one-month LIBOR was 0.11%.
2	Property is held in a joint venture. The loan is guaranteed by Kite Realty Group, LP. See Joint Venture Summary on page 18 for additional detail.
3	Assumes Company exercises its option to extend the maturity date by one year.
4	Assumes Company exercises three one-year options to extend the maturity date by three years.
5	Properties are held in joint ventures. See Joint Venture Summary on page 18 for additional detail.

p. 20	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

KEY DEBT METRICS

UNSECURED PUBLIC DEBT COVENANTS
	March 31, 2021	Debt Covenant Threshold[1]

Total Debt to Undepreciated Assets	38%	<60%

Secured Debt to Undepreciated Assets	10%	<40%

Undepreciated Unencumbered Assets to Unsecured Debt	277%	>150%

Debt Service Coverage	3.0x	>1.5x

UNSECURED CREDIT FACILITY COVENANTS
	March 31, 2021	Debt Covenant Threshold

Maximum Leverage	41%	<60%

Minimum Fixed Charge Coverage	3.0x	>1.50x

Secured Indebtedness	11.4%	<45%

Unsecured Debt Interest Coverage	3.8x	>1.75x

Unsecured Leverage	43%	<60%

Senior Unsecured Debt Ratings:
Moody's Investors Service	Baa3/Stable
Standard & Poor's Rating Services	BBB-/Stable

Liquidity ($ in thousands)
Cash and cash equivalents	$228,842
Availability under unsecured credit facility	385,434
	$614,276

Unencumbered NOI as a % of Total NOI	75%

1	For a complete listing of all Debt Covenants related to the Company's Senior Unsecured Notes, as well as definitions of the terms, refer to the Company's filings with the SEC.

NET DEBT TO EBITDA
Company's Consolidated Debt & Share of Unconsolidated Debt		$1,346,822
Less: Cash, Cash Equivalents, and Restricted Cash		(233,811)
		$1,113,011
Q1 2021 EBITDA, Annualized:
- Consolidated EBITDA	$169,722
- Unconsolidated EBITDA [1]	1,213
- Minority Interest EBITDA [1]	(528)	170,404
Ratio of Company Share of Net Debt to EBITDA		6.5x

Ratio of Company Share of Net Debt to Pro-Forma EBITDA [2]		6.6x

____________________
1	See page 18 for details
2	Reflects as if ground lease portfolio was sold at the beginning of the 1st quarter.

p. 21	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

TOP 25 TENANTS BY ANNUALIZED BASE RENT
As of March 31, 2021
($ in thousands, except per square foot data)

This table includes the following:
•Operating retail properties;
•Operating office properties; and
•Development/Redevelopment property tenants open for business or ground lease tenants who commenced paying rent as of March 31, 2021.

	Number of Stores						Credit Ratings
Tenant	Wholly Owned	JV1	Total Leased GLA/NRA[2]	Annualized Base Rent[3,4]	Annualized Base Rent per Sq. Ft.[4]	% of Total Portfolio Annualized Base Rent[4]	S&P	Moody's
Publix Super Markets, Inc.	11	—	535,466	$5,455	$10.19	2.54%	N/A	N/A
The TJX Companies, Inc.[5]	14	2	471,684	4,860	11.26	2.26%	A	A2
PetSmart, Inc.	13	1	291,379	4,084	14.62	1.90%	B	B2
Ross Stores, Inc.	12	1	364,442	4,067	11.81	1.89%	BBB+	A2
Dick's Sporting Goods, Inc.[6]	7	—	340,502	3,764	11.05	1.75%	N/A	N/A
Nordstrom Rack	5	1	197,797	3,571	20.75	1.66%	BB+	Baa3
Michaels Stores, Inc.	11	1	253,849	3,283	13.66	1.53%	B	N/A
Burlington Stores, Inc.	5	—	310,423	3,092	9.96	1.44%	BB	N/A
National Amusements	1	—	80,000	2,953	36.92	1.37%	B-	N/A
Old Navy (11) / Athleta (1)	12	—	168,137	2,861	17.02	1.33%	BB-	Ba1
Kohl's Corporation	4	—	184,516	2,832	7.87	1.32%	BBB-	Baa2
Walmart Stores, Inc.[7]	5	—	—	2,776	3.42	1.29%	AA	Aa2
Best Buy Co., Inc.	5	—	183,604	2,661	14.49	1.24%	BBB	Baa1
Petco Animal Supplies, Inc.	10	—	136,669	2,436	17.83	1.13%	B	B2
Lowe's Companies, Inc.	3	—	—	2,375	4.91	1.10%	BBB+	Baa1
LA Fitness	3	—	125,209	2,292	18.31	1.07%	CCC+	Caa3
Hobby Lobby Stores, Inc.	5	—	271,254	2,248	8.29	1.04%	N/A	N/A
Bed Bath & Beyond, Inc.[8]	11	1	251,065	2,243	9.72	1.04%	B+	Ba3
Whole Foods Market, Inc.	4	—	139,781	2,130	15.24	0.99%	AA-	A2
Mattress Firm, Inc.[9]	16	—	76,408	2,124	27.80	0.99%	N/A	N/A
Walgreens	4	—	63,462	2,104	33.15	0.98%	BBB	Baa2
The Kroger Co.[10]	3	—	60,268	2,099	9.19	0.98%	BBB	Baa1
Total Wine	4	—	105,684	2,013	19.05	0.97%	N/A	N/A
Five Below, Inc.	11	—	94,197	1,738	18.45	0.81%	N/A	N/A
Shop Rite	1	—	70,779	1,610	22.75	0.75%	N/A	N/A
TOTAL	180	7	4,776,575	$71,673	$11.48	34.1%

1	JV Stores represent stores at unconsolidated properties.
2	Excludes the estimated size of the structures located on land owned by the Company and ground leased to tenants.
3	Annualized base rent represents the monthly contractual rent for March 31, 2021, for each applicable tenant multiplied by 12. Annualized base rent does not include tenant reimbursements. Annualized base rent represents 100% of the annualized base rent at consolidated properties and our share of the annualized base rent at unconsolidated properties.
4	Annualized base rent and percent of total portfolio includes ground lease rent.
5	Includes TJ Maxx (9), Marshalls (5) and HomeGoods (2).
6	Includes Dick's Sporting Goods (6) and Golf Galaxy (1).
7	Includes Walmart (3) and Sam's Club (2).
8	Includes Bed Bath and Beyond (8) and Buy Buy Baby (4).
9	Includes Mattress Firm (12) and Sleepy's (4).
10	Includes Kroger (1), Harris Teeter (1), and Smith's (1).

p. 22	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

RETAIL LEASING SPREADS

			Comparable Space[1,2]
Category	Total Leases	Total Sq. Ft.	Leases	Sq. Ft.	Prior Rent PSF[3]	New Rent PSF[4]	Cash Rent Spread	GAAP Rent Spread[5]	TI, LL Work, Lease Commissions PSF[6]
New Leases - Q1, 2021	20	100,604	16	89,791	$15.20	$19.06	25.3%	34.9%
New Leases - Q4, 2020	18	170,711	11	91,576	24.40	23.41	(4.1)%	9.8%
New Leases - Q3, 2020	21	87,000	16	69,144	22.03	22.53	2.3%	15.3%
New Leases - Q2, 2020	5	44,650	4	42,650	11.82	21.14	78.9%	95.6%
Total	64	402,965	47	293,161	$19.19	$21.54	12.2%	25.7%	$47.14

Renewals - Q1, 2021 [7]	56	326,333	46	300,894	$19.67	$20.06	2.0%	6.9%
Renewals - Q4, 2020	42	362,858	26	254,752	17.22	17.40	1.0%	7.7%
Renewals - Q3, 2020	57	370,151	45	314,219	15.03	16.18	7.6%	14.5%
Renewals - Q2, 2020	30	257,761	24	240,003	11.71	12.80	9.3%	16.8%
Total	185	1,317,103	141	1,109,868	$16.07	$16.78	4.4%	10.6%	$0.72

Total - Q1, 2021 [7]	76	426,937	62	390,685	$18.64	$19.83	6.4%	12.2%
Total - Q4, 2020	60	533,569	37	346,328	19.12	18.99	(0.7)%	8.4%
Total - Q3, 2020	78	457,151	61	383,363	16.29	17.33	6.3%	14.7%
Total - Q2, 2020	35	302,411	28	282,653	11.73	14.06	19.9%	29.3%
Total	249	1,720,068	188	1,403,029	$16.72	$17.78	6.3%	14.2%	$10.42

________________
1	Comparable space leases on this report are included for second generation retail spaces. Comparable leases represent those leases for which there was a former tenant within the last 12 months. Leases at our two office properties, Thirty South Meridian and Eddy Street Commons, and ground leases are excluded.
2	Comparable renewals exclude leases with terms twenty-four months or shorter.
3	Prior rent represents minimum rent, if any, paid by the prior tenant in the final 12 months of the term. All amounts reported at lease execution.
4	Contractual rent represents contractual minimum rent per square foot for the first 12 months of the lease.
5	The aggregate spread on a straight-line basis over the contractual life of the lease to the comparable lease.
6	Includes redevelopment costs for tenant specific landlord work and tenant allowances provided to tenants.
7	Excluding one strategic anchor renewal, renewal and total lease cash spreads were 6.6% and 10.5%, respectively, and renewal and total GAAP spreads were 11.9% and 16.7%, respectively.

p. 23	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

LEASE EXPIRATIONS

As of March 31, 2021

($ in thousands, except per square foot data)

This table includes the following:
•Operating retail properties;
•Operating office properties; and
•Development/Redevelopment property tenants open for business or ground lease tenants who commenced paying rent as of March 31, 2021.

		Expiring GLA[2]					Expiring Annualized Base Rent per Sq. Ft.[3]
	Number of Expiring Leases[1]	Shop Tenants	Anchor Tenants	Office and Other Tenants	Expiring Annualized Base Rent (Pro-rata)	% of Total Annualized Base Rent (Pro-rata)	Shop Tenants	Anchor Tenants	Office and Other Tenants	Total
2021	114	242,804	170,881	21,110	$9,192	4.6%	$28.48	$12.28	$21.60	$21.63
2022	245	504,437	994,154	65,020	28,207	14.0%	27.76	13.13	19.91	18.10
2023	242	502,068	1,050,807	113,177	31,714	15.8%	29.07	15.54	7.64	19.07
2024	209	456,235	744,562	33,827	22,234	11.1%	29.76	13.98	14.04	20.55
2025	199	412,897	1,178,558	124,107	27,602	13.7%	30.54	11.39	17.14	16.52
2026	171	393,654	1,082,349	—	22,420	11.2%	27.29	11.36	—	15.75
2027	88	228,457	405,644	9,154	11,975	6.0%	29.75	12.66	32.24	19.21
2028	70	169,844	272,757	61,747	10,703	5.3%	30.72	15.15	22.63	21.28
2029	50	133,705	177,159	—	6,327	3.1%	31.14	12.21	—	20.35
2030	44	141,891	266,032	—	7,710	3.8%	28.53	14.51	—	19.23
Beyond	77	179,469	987,754	54,721	22,907	11.4%	26.73	17.07	23.56	18.77
	1,509	3,365,461	7,330,657	482,863	$200,990	100.0%	$28.96	$13.63	$16.98	$18.47

____________________
1	Lease expiration table reflects rents in place as of March 31, 2021 and does not include option periods; 2021 expirations include 13 month-to-month tenants. This column also excludes ground leases.
2	Expiring GLA excludes estimated square footage attributable to non-owned structures on land owned by the Company and ground leased to tenants.
3	Annualized base rent represents the monthly contractual rent as of March 31, 2021 for each applicable tenant multiplied by 12. Excludes tenant reimbursements and ground lease revenue.

p. 24	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

DEVELOPMENT AND REDEVELOPMENT PROJECTS

($ in thousands)

Project	MSA	KRG Ownership %	Anticipated Start Date	Projected Stabilization Date[1]	Projected New Total GLA	Projected New Owned GLA	Total Project Cost	KRG Equity Requirement	KRG Remaining Spend	Estimated Return on Project[2]

Active Projects
Glendale Town Center Apartments	Indianapolis, IN	12%	Q2 2020	Q2 2022	207,000	24,000	$38,400	$1,200	$670	7.0% - 8.0%
Eddy Street Commons at Notre Dame, IN - Phase III	South Bend, IN	100%	Q3 2020	Q1 2022	68,500	18,600	7,500	7,500	5,200	8.5% - 9.5%
Glendale Town Center Retail[3]	Indianapolis, IN	100%	Q1 2021	Q1 2022	54,500	54,500	11,000	3,900	3,700	27.0% - 28.0%
Total					330,000	97,100	$56,900	$12,600	$9,570	14.0% - 15.0%

Future Opportunities[4]
Hamilton Crossing Centre	Indianapolis, IN	Creation of a mixed use (office, retail, and multi-family) development.
The Corner	Indianapolis, IN	Creation of a mixed use (retail and multi-family) development to replace an unanchored small shop center.

Anchor Acceleration
Leases Signed	4
Tenants Open and Paying Rent	—

Capital Spent (cumulative)	$200
Estimated Capital Remaining	5,500
Total Estimated Capital	$5,700

Estimated Return on Costs	41%

Projected Annualized Development / Redevelopment Cash NOI Summary
Remaining Under Construction Development / Redevelopment Cash NOI[5]	$2,061
Total Remaining Annual Cash NOI	$2,061

____________________
1	Stabilization date represents near completion of project construction and substantial occupancy of the property.
2	Projected ROI for redevelopments is an estimate of the expected incremental stabilized annual operating cash flows to be generated divided by the estimated project costs, including construction, development, financing, and other soft costs, when applicable to the project.
3	Equity requirement is lower than total project cost due to a $7.1 million TIF received from the City of Indianapolis.
4	These opportunities are deemed potential at this time and are subject to various contingencies, many of which could be beyond the Company's control.
5	Does not include NOI associated with the Anchor Acceleration.

p. 25	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

GEOGRAPHIC DIVERSIFICATION – ANNUALIZED BASE RENT BY REGION AND STATE

As of March 31, 2021

($ in thousands)

	Total Operating Portfolio Excluding Developments and Redevelopments		Developments and Redevelopments[2]		Joint Ventures[3]		Total Operating Portfolio Including Developments and Redevelopments
Region/State	Owned GLA/NRA[1]	Annualized Base Rent	Owned GLA/NRA[1]	Annualized Base Rent	Owned GLA/NRA[1]	Annualized Base Rent	Number of Properties	Owned GLA/NRA[1]	Annualized Base Rent - Ground Leases	Total Annualized Base Rent	Percent of Annualized Base Rent
South
Florida	3,332,020	$52,913	—	$—	121,591	$1,206	29	3,453,611	$2,792	$56,911	25.8%
Texas	1,799,473	27,087	—	—	156,146	2,615	10	1,955,619	1,377	31,079	14.1%
North Carolina	1,232,905	23,742	—	—	—	—	9	1,232,905	817	24,559	11.1%
Oklahoma	505,229	6,539	—	—	—	—	3	505,229	861	7,400	3.3%
Georgia	276,318	3,703	—	—	—	—	1	276,318	357	4,060	1.8%
South Carolina	257,833	2,745	—	—	—	—	2	257,833	—	2,745	1.2%
Tennessee	230,981	3,774	—	—	—	—	1	230,981	—	3,774	1.7%
Texas - Other	107,400	644	—	—	—	—	1	107,400	—	644	0.3%
Total South	7,742,159	121,147	—	—	277,737	3,821	56	8,019,896	6,204	131,172	59.3%

Midwest
Indiana - Retail	1,394,221	22,320	344,890	2,441	—	—	19	1,739,111	1,519	26,280	11.9%
Indiana - Other	366,502	6,818	24,000	—	—	—	4	390,502	—	6,818	3.1%
Illinois	83,759	1,147	—	—	—	—	1	83,759	—	1,147	0.5%
Ohio	236,230	1,899	—	—	—	—	1	236,230	—	1,899	0.9%
Total Midwest	2,080,712	32,184	368,890	2,441	—	—	25	2,449,602	1,519	36,144	16.4%

West
Nevada	768,619	19,816	—	—	—	—	4	768,619	3,767	23,583	10.7%
Utah	392,288	7,240	—	—	—	—	2	392,288	—	7,240	3.3%
Arizona	79,902	2,467	—	—	—	—	1	79,902	—	2,467	1.1%
Total West	1,240,809	29,523	—	—	—	—	7	1,240,809	3,767	33,290	15.1%

Northeast
New York	363,023	9,075	—	—	—	—	1	363,023	—	9,075	4.1%
New Jersey	112,140	2,827	—	—	139,022	2,849	2	251,162	2,072	7,748	3.5%
Connecticut	206,560	2,426	—	—	—	—	1	206,560	1,061	3,487	1.6%
Total Northeast	681,723	14,328	—	—	139,022	2,849	4	820,745	3,133	20,310	9.1%
	11,745,403	$197,182	368,890	$2,441	416,759	$6,670	92	12,531,052	$14,623	$220,916	100.0%

____________________
1	Owned GLA/NRA represents gross leasable area or net leasable area owned by the Company. It also excludes the square footage of Union Station Parking Garage and Pan Am Plaza Parking Garage.
2	Represents the three redevelopment and two development projects not in the retail operating portfolio.
3	Represents the three operating properties owned in unconsolidated joint ventures.

p. 26	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

OPERATING RETAIL PORTFOLIO SUMMARY REPORT

As of March 31, 2021

Property	Location (MSA)	Year Built/ Renovated	Owner-ship %	Owned GLA[1]			Leased %			ABR per SqFt	Grocery Anchors[2]	Other Retailers[2]
				Total	Anchors	Shops	Total	Anchors	Shops
Arizona
The Corner	Tucson	2008	100%	79,902	55,883	24,019	100.0%	100.0%	100.0%	$30.87	Total Wine & More	Nordstrom Rack, Panera Bread, (Home Depot)
Connecticut
Crossing at Killingly Commons	Willimantic, CT	2010	85%	206,560	149,202	57,358	79.0%	85.7%	61.7%	14.86	Stop & Shop Supermarket, (Target)	TJ Maxx, Michaels, Petco, Staples, Lowe's Home Improvement Center
Florida
12th Street Plaza	Vero Beach	1978/2003	100%	135,016	121,376	13,640	75.7%	73.0%	100.0%	11.47	Publix	Tuesday Morning
Bayport Commons	Tampa	2008	100%	98,668	73,045	25,623	100.0%	100.0%	100.0%	17.91	(Target)	Burlington, PetSmart, Michaels
Centre Point Commons	Sarasota	2007	100%	119,366	93,574	25,792	98.7%	100.0%	93.8%	17.91		Best Buy, Dick's Sporting Goods, Office Depot, Panera Bread, (Lowe's Home Improvement Center)
Cobblestone Plaza	Miami	2011	100%	133,251	68,219	65,032	96.7%	100.0%	93.2%	28.98	Whole Foods	Party City, Planet Fitness
Colonial Square	Fort Myers	2010	100%	186,517	150,505	36,012	92.0%	100.0%	58.5%	12.05		Kohl's, Hobby Lobby, PetSmart
Delray Marketplace	Miami	2013	98%	260,387	118,136	142,251	95.6%	100.0%	91.9%	26.43	Publix	Paragon Theatres, Burt & Max's, Ann Taylor Loft, Chico's, White House Black Market
Estero Town Commons	Fort Meyers	2006	100%	25,696	—	25,696	94.7%	0.0%	94.7%	15.57		Lowe's Home Improvement Center, Dollar Tree
Hunter's Creek Promenade	Orlando	1994	100%	119,738	55,999	63,739	99.1%	100.0%	98.3%	16.43	Publix
Indian River Square	Vero Beach	1997/2004	100%	142,622	109,000	33,622	95.9%	100.0%	82.7%	12.18	(Target)	Beall's, Office Depot, Dollar Tree, (Panera Bread)
International Speedway Square	Daytona Beach	1999/2013	100%	233,424	203,405	30,019	71.5%	74.7%	49.6%	12.38	Total Wine & More	Bed Bath & Beyond, Staples, Michaels, Dick’s Sporting Goods, Shoe Carnival
Kings Lake Square	Naples	1986/2014	100%	88,611	45,600	43,011	99.1%	100.0%	98.1%	19.48	Publix
Lake City Commons	Lake City	2008	100%	65,746	45,600	20,146	100.0%	100.0%	100.0%	16.00	Publix
Lake City Commons - Phase II	Lake City	2011	100%	16,291	12,131	4,160	100.0%	100.0%	100.0%	15.92	Publix	PetSmart
Lake Mary Plaza	Orlando	2009	100%	21,385	14,880	6,505	100.0%	100.0%	100.0%	38.22		Walgreens
Lithia Crossing	Tampa	2003/2013	100%	90,722	53,747	36,975	56.9%	32.6%	92.2%	22.77	The Fresh Market	Chili's, Panera Bread
Miramar Square	Miami	2008	100%	231,696	147,505	84,191	94.7%	100.0%	85.4%	18.17	Sprouts Farmers Market	Kohl's, Miami Children's Hospital
Northdale Promenade	Tampa	1985/2017	100%	179,556	130,269	49,287	95.0%	100.0%	81.9%	12.69	(Winn Dixie)	TJ Maxx, Ulta Beauty, Beall's, Crunch Fitness, Tuesday Morning
Pine Ridge Crossing	Naples	1993	100%	105,986	66,435	39,551	94.2%	100.0%	84.5%	18.20	Publix, (Target)	Ulta Beauty, (Beall's)
Pleasant Hill Commons	Orlando	2008	100%	70,645	45,600	25,045	100.0%	100.0%	100.0%	16.13	Publix
Riverchase Plaza	Naples	1991/2001	100%	78,291	48,890	29,401	94.8%	100.0%	86.2%	17.07	Publix
Saxon Crossing	Daytona Beach	2009	100%	119,909	95,304	24,605	96.0%	100.0%	80.5%	15.35	(Target)	Hobby Lobby, LA Fitness, (Lowe's Home Improvement Center)
Shoppes of Eastwood	Orlando	1997	100%	69,076	51,512	17,564	94.8%	100.0%	79.6%	13.32	Publix
Shops at Eagle Creek	Naples	1983/2013	100%	70,731	50,187	20,544	95.8%	100.0%	85.7%	16.25	The Fresh Market	Staples, (Panera Bread), (Lowe's Home Improvement Center)
Tamiami Crossing	Naples	2016	20%	121,591	121,591	—	73.7%	73.7%	0.0%	13.46	Aldi, (Walmart)	Marshalls, Michaels, PetSmart, Ross Stores, Ulta Beauty
Tarpon Bay Plaza	Naples	2007	100%	81,864	59,442	22,422	100.0%	100.0%	100.0%	17.80	(Target)	PetSmart, Cost Plus World Market, Ross Stores, Panera Bread

See footnotes on page 30

p. 27	Kite Realty Group Trust Supplemental Financial and Operating Statistics - 3/31/2021

OPERATING RETAIL PORTFOLIO SUMMARY REPORT (CONTINUED)

As of March 31, 2021

Property[1]	Location (MSA)	Year Built/ Renovated	Owner-ship %	Owned GLA[1]			Leased %			ABR per Sq. ft.	Grocery Anchors[2]	Other Retailers[2]
				Total	Anchors	Shops	Total	Anchors	Shops
The Landing at Tradition	Port St. Lucie	2007	100%	359,227	283,208	76,019	80.1%	78.8%	84.7%	16.19	(Target)	TJ Maxx, Ulta Beauty, Burlington, LA Fitness, Michaels, Old Navy, PetSmart, DSW, Five Below, Ross Stores
The Shops at Julington Creek	Jacksonville	2011	100%	40,254	21,038	19,216	100.0%	100.0%	100.0%	20.98	The Fresh Market
Tradition Village Center	Port St. Lucie	2006	100%	84,998	45,600	39,398	95.5%	100.0%	90.2%	18.80	Publix
Waterford Lakes Village	Orlando	1997	100%	78,007	51,703	26,304	98.4%	100.0%	95.2%	13.95
Georgia
Mullins Crossing	Augusta	2005	100%	276,318	228,224	48,094	99.3%	100.0%	96.1%	13.49	(Target)	Ross Stores, Old Navy, Five Below, Kohls, La-Z-Boy, Marshalls, Office Max, Petco, Ulta Beauty, Panera Bread
Illinois
Naperville Marketplace	Chicago	2008	100%	83,759	61,683	22,076	97.7%	100.0%	91.1%	14.03	(Caputo's Fresh Market)	TJ Maxx, PetSmart
Indiana
54th & College	Indianapolis	2008	100%	—	—	—	—%	—%	—%	—	The Fresh Market
Bridgewater Marketplace	Westfield	2008	100%	25,975	—	25,975	100.0%	0.0%	100.0%	22.79		(Walgreens), The Local Eatery, Original Pancake House
Castleton Crossing	Indianapolis	1975/2012	100%	286,377	247,710	38,667	97.4%	100.0%	80.6%	12.24		TJ Maxx/HomeGoods, Burlington, Shoe Carnival, Value City Furniture, K&G Menswear, Chipotle, Verizon, Five Below
Cool Creek Commons	Westfield	2005	100%	125,072	54,401	70,671	94.6%	100.0%	90.5%	20.73	The Fresh Market, Total Wine & More	McAlister's Deli, Buffalo Wild Wings, Pet People
Depauw University Bookstore and Café	Indianapolis	2012	100%	11,974	—	11,974	100.0%	0.0%	100.0%	9.17		Follett's, Starbucks
Eddy Street Commons at Notre Dame	South Bend	2009	100%	87,987	20,154	67,833	96.1%	100.0%	95.0%	27.33		Hammes Bookstore & Cafe, Chipotle, Urban Outfitters, Five Guys, Kilwins, Blaze Pizza
Fishers Station	Fishers	1989/2018	100%	52,395	15,441	36,954	78.8%	100.0%	70.0%	16.93		Dollar Tree, Goodwill
Geist Pavilion	Fishers	2006	100%	63,910	29,700	34,210	97.6%	100.0%	95.6%	17.55		Ace Hardware, Goodwill, Ale Emporium, Pure Barre
Greyhound Commons	Carmel	2005	100%	9,152	—	9,152	100.0%	0.0%	100.0%	15.33		(Lowe's Home Improvement Center), Koto Japenese Steakhouse
Nora Plaza	Indianapolis	2004	100%	139,670	73,589	66,081	93.2%	100.0%	85.7%	15.27	Whole Foods, (Target)	Marshalls
Rangeline Crossing	Carmel	1986/2013	100%	99,497	48,171	51,326	63.4%	47.7%	78.1%	24.61		Walgreens, Panera Bread, City BBQ
Rivers Edge	Indianapolis	2011	100%	150,463	117,890	32,573	98.9%	100.0%	95.0%	22.21		Nordstrom Rack, The Container Store, Arhaus Furniture, Bicycle Garage of Indy, Buy Buy Baby
Stoney Creek Commons	Noblesville	2000/2013	100%	84,226	84,226	—	64.1%	64.1%	0.0%	14.38		LA Fitness, Goodwill, (Lowe's Home Improvement Center)
Traders Point I	Indianapolis	2005	100%	211,545	170,809	40,736	82.6%	85.4%	70.9%	15.57		Dick's Sporting Goods, AMC Theatres, Michaels, Old Navy, PetSmart, Books-A-Million
Traders Point II	Indianapolis	2005	100%	45,978	—	45,978	90.4%	0.0%	90.4%	27.92		Starbucks, Noodles & Company, Qdoba

See footnotes on page 30

p. 28	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

OPERATING RETAIL PORTFOLIO SUMMARY REPORT (CONTINUED)

As of March 31, 2021

Property[1]	Location (MSA)	Year Built/ Renovated	Owner-ship %	Owned GLA[1]			Leased %			ABR per Sqft	Grocery Anchors[2]	Other Retailers[2]
				Total	Anchors	Shops	Total	Anchors	Shops
Nevada
Centennial Center	Las Vegas	2002	100%	334,023	147,824	186,199	99.2%	100.0%	98.6%	26.15	Sam's Club, Walmart	Ross Stores, Big Lots, Famous Footwear, Michaels, Petco, Home Depot, HomeGoods, Skechers, Five Below, Sephora, Tillys
Centennial Gateway	Las Vegas	2005	100%	193,088	139,913	53,175	100.0%	100.0%	100.0%	25.32	Trader Joe's	Party City, Sportsman's Warehouse, Walgreens, UFC Fit
Eastern Beltway Center	Las Vegas	1998/2006	100%	162,321	77,436	84,885	88.0%	100.0%	77.0%	27.08	Sam's Club, Walmart	Petco, Ross Stores, Skechers, Old Navy, (Home Depot)
Rampart Commons	Las Vegas	2002/2018	100%	79,187	11,965	67,222	90.8%	100.0%	89.1%	33.30		Athleta, North Italia, Pottery Barn, Williams Sonoma, Flower Child
New Jersey
Bayonne Crossing	New York / Northern New Jersey	2011	100%	112,140	51,488	60,652	73.3%	41.8%	100.0%	34.41	Walmart	Michaels, Lowe's Home Improvement Center
Livingston Shopping Center	New York / Northern New Jersey	1997	20%	139,022	133,125	5,897	97.9%	100.0%	50.8%	20.93		Cost Plus World Market, Buy Buy Baby, Nordstrom Rack, DSW, TJ Maxx, Ulta Beauty
New York
City Center	New York / Northern New Jersey	2004/2018	100%	363,023	325,139	37,884	96.2%	100.0%	63.7%	25.98	ShopRite	Nordstrom Rack, New York Sports Club, Burlington, Club Champion Golf, National Amusements
North Carolina
Eastgate Crossing	Raleigh	1958/2007	100%	158,724	62,386	96,338	89.1%	100.0%	82.0%	29.10	Trader Joe's, Aldi	Chipotle, Petco, Starbucks, Ulta Beauty
Holly Springs Towne Center - Phase I	Raleigh	2013	100%	209,811	121,761	88,050	91.7%	100.0%	80.1%	18.31	(Target)	Dick's Sporting Goods, Marshalls, Petco, Ulta Beauty, Michaels, Old Navy, Five Below
Holly Springs Towne Center - Phase II	Raleigh	2016	100%	145,043	111,843	33,200	98.8%	100.0%	94.6%	17.94	(Target)	Bed Bath & Beyond, DSW, AMC Theatres, 02 Fitness
Northcrest Shopping Center	Charlotte	2008	100%	133,633	65,576	68,057	91.8%	100.0%	83.9%	23.63	(Target)	REI Co-Op, David's Bridal, Old Navy, Five Below
Oleander Place	Wilmington	2012	100%	45,524	30,144	15,380	100.0%	100.0%	100.0%	18.12	Whole Foods
Parkside Town Commons - Phase I	Raleigh	2015	100%	55,368	22,500	32,868	100.0%	100.0%	100.0%	26.26	Harris Teeter/Kroger, (Target)	Petco, Guitar Center
Parkside Town Commons - Phase II	Raleigh	2017	100%	298,094	188,785	109,309	65.3%	50.6%	90.8%	22.24	(Target)	Golf Galaxy, Hobby Lobby, (Chuy's), Starbucks, Panera Bread, Levity Live
Perimeter Woods	Charlotte	2008	100%	125,579	105,175	20,404	100.0%	100.0%	100.0%	20.88		Best Buy, Off Broadway Shoes, PetSmart, Michaels, (Lowe's Home Improvement Center)
Toringdon Market	Charlotte	2004	100%	61,129	26,546	34,583	97.9%	100.0%	96.3%	23.50	Earth Fare
Ohio
Eastgate Pavilion	Cincinnati	1995	100%	236,230	231,730	4,500	89.0%	88.8%	100.0%	9.03		Best Buy, Dick's Sporting Goods, Value City Furniture, Petsmart, DSW
Oklahoma
Belle Isle Station	Oklahoma City	2000	100%	196,164	115,783	80,381	85.9%	100.0%	65.5%	17.78	(Walmart)	REI, Shoe Carnival, Old Navy, Ross Stores, Nordstrom Rack, Ulta Beauty, Five Below
Shops at Moore	Oklahoma City	2010	100%	260,625	188,037	72,588	92.6%	94.6%	87.2%	12.29		Bed Bath & Beyond, Best Buy, Hobby Lobby, Old Navy, PetSmart, Ross Stores
Silver Springs Pointe	Oklahoma City	2001	100%	48,440	20,515	27,925	83.0%	100.0%	70.4%	14.39	(Sam's Club), (Walmart)	Kohls, Office Depot, (Home Depot)

See footnotes on page 30

p. 29	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

OPERATING RETAIL PORTFOLIO SUMMARY REPORT (CONTINUED)

As of March 31, 2021

Property[1]	Location (MSA)	Year Built/ Renovated	Owner-ship %	Owned GLA[1]			Leased %			ABR per Sqft		Other Retailers [2]
				Total	Anchors	Shops	Total	Anchors	Shops		Grocery Anchor [2]
South Carolina
Publix at Woodruff	Greenville	1997	100%	68,103	47,955	20,148	91.0%	100.0%	69.5%	10.61	Publix
Shoppes at Plaza Green	Greenville	2000	100%	189,730	162,068	27,662	82.6%	87.0%	56.8%	13.32		Bed Bath & Beyond, Christmas Tree Shops, American Freight, Party City, Shoe Carnival, Old Navy
Tennessee
Cool Springs Market	Nashville	1995	100%	230,981	172,712	58,269	97.8%	100.0%	91.4%	16.70	(Kroger)	Dick's Sporting Goods, Marshalls, Buy Buy Baby, DSW, Staples, Jo-Ann Fabric, Panera Bread
Texas
Chapel Hill Shopping Center	Dallas/Ft. Worth	2001	100%	126,812	43,450	83,362	100.0%	100.0%	100.0%	26.68	H-E-B Grocery	The Container Store, Cost Plus World Market
Colleyville Downs	Dallas/Ft. Worth	2014	100%	194,744	139,219	55,525	98.7%	100.0%	95.3%	15.86	Whole Foods	Westlake Hardware, Goody Goody Liquor, Petco, Fit Factory
Kingwood Commons	Houston	1999	100%	158,109	74,836	83,273	51.5%	14.5%	84.7%	26.62		Petco, Chico's, Talbots, Ann Taylor
Market Street Village/ Pipeline Point	Dallas/Ft. Worth	1970/2011	100%	156,621	136,742	19,879	100.0%	100.0%	100.0%	13.56	Spec's Wine Spirits & Finer Foods	Jo-Ann Fabric, Ross Stores, Buy Buy Baby, Party City
Plaza at Cedar Hill	Dallas/Ft. Worth	2000/2010	100%	295,665	234,358	61,307	87.5%	90.0%	77.9%	13.96	Sprouts Farmers Market, Total Wine & More	DSW, Ross Stores, Hobby Lobby, Marshalls, Home Goods
Plaza Volente	Austin	2004	20%	156,146	105,000	51,146	94.3%	100.0%	82.7%	17.75	H-E-B Grocery
Portofino Shopping Center	Houston	1999/2010	100%	370,564	219,623	150,941	83.0%	83.3%	82.6%	20.99	(Sam's Club)	DSW, Michaels, PGA Superstore, PetSmart, Old Navy, TJ Maxx, Nordstrom Rack, Five Below
Sunland Towne Centre	El Paso	1996/2014	100%	306,454	265,037	41,417	95.2%	95.7%	91.7%	11.08	Sprouts Farmers Market, Spec's Wine Spirts & Finer Foods	PetSmart, Ross Stores, Bed Bath & Beyond, At Home
Waxahachie Crossing	Dallas/Ft. Worth	2010	100%	97,127	72,191	24,936	100.0%	100.0%	100.0%	15.57		Best Buy, PetSmart, Ross Stores, (Home Depot)
Westside Market	Dallas/Ft. Worth	2013	100%	93,377	70,000	23,377	100.0%	100.0%	100.0%	16.69	Randalls Tom Thumb
Utah
Draper Crossing	Salt Lake City	2012	100%	164,657	115,916	48,741	100.0%	100.0%	100.0%	17.32	Kroger/Smith's	TJ Maxx, Dollar Tree, Downeast Home
Draper Peaks	Salt Lake City	2012	100%	227,631	101,464	126,167	91.5%	100.0%	84.7%	21.06		Michaels, Office Depot, Petco, Quilted Bear, Ross Stores, (Kohl's)

Total				11,663,920	7,878,826	3,785,094	90.5%	92.0%	87.5%	$18.53

Total at Pro-Rata Share				11,330,513	7,591,053	3,739,460	90.6%	92.0%	87.6%	$18.55

____________________
1	Percentage of Owned GLA Leased reflects Owned GLA/NRA leased as of March 31, 2021, except for Greyhound Commons and 54th & College.
2	Tenants within parentheses are non-owned.

p. 30	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

NON-RETAIL OPERATING PROPERTIES

As of March 31, 2021

($ in thousands, except per square foot data)

Property	MSA	Year Built/ Renovated	Owned NRA	Percentage Of Owned NRA Leased	Annualized Base Rent[1]	Percentage of Annualized Office and Other Base Rent	Base Rent Per Leased Sq. Ft.	Major Tenants
Commercial Properties
Thirty South Meridian[2]	Indianapolis	1905/2002	284,874	94.6%	$5,489	66.9%	$20.37	Carrier, Kite Realty Group, Lumina Foundation
Union Station Parking Garage[3]	Indianapolis	1986	N/A	N/A	N/A	N/A	N/A	Denison Parking (manager)
Pan Am Plaza Parking Garage[3]	Indianapolis		N/A	N/A	N/A	N/A	N/A	Denison Parking (manager)
Stand-alone Office Components of Retail Properties
Eddy Street Office (part of Eddy Street Commons)[4]	South Bend	2009	81,628	100.0%	1,329	16.2%	16.28	University of Notre Dame Offices
Tradition Village Office (part of Tradition Village Square)	Port St. Lucie	2006	24,340	100.0%	738	9.0%	30.30
Total Commercial Properties			390,842	96.1%	$7,555	92.1%	$20.12

Other Properties
Burlington	San Antonio	1992/2000	107,400	100.0%	$644	7.9%	$6.00	Burlington
			107,400	100.0%	$644	7.9%	$6.00

Total Commercial and Other			498,242	96.9%	$8,200	100.0%	$16.98

Multi-Family/Lodging
Embassy Suites South Bend at Notre Dame[5]	South Bend	2018	—	N/A	—	—	—	Full service hotel with 164 rooms
The Foundry Lofts and Apartments at Eddy Street	South Bend	2009	—	100.0%	—	—	—	Air rights lease for apartment complex with 266 units
The Foundry Lofts and Apartments at Eddy Street Phase II	South Bend	2020	—	100.0%	—	—	—	Air rights lease for apartment complex with 453 units
Summit at City Center Apartments	New York / Northern New Jersey	2004	—	100.0%	—	—	—	Apartment complex with 24 units.

____________________
1	Annualized Base Rent represents the monthly contractual rent as of March 31, 2021 for each applicable property, multiplied by 12.
2	Annualized Base Rent includes $859,256 from the Company and subsidiaries as of March 31, 2021, which is eliminated for purposes of our consolidated financial statement presentation.
3	The garage is managed by a third party.
4	The Company also owns the Eddy Street Commons retail shopping center in South Bend, Indiana, along with a parking garage that serves a hotel and the office and retail components of the property.
5	Property owned in an unconsolidated joint venture.

p. 31	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021

COMPONENTS OF NET ASSET VALUE

As of March 31, 2021

($ in thousands)

Cash Net Operating Income (NOI)		Supplemental Page No.:	Other Assets		Supplemental Page No.:
GAAP property NOI (incl. Ground Lease Revenue)	$49,272	13	Cash and cash equivalents	$228,842	10
Below-market lease intangibles, net	(479)	15	Tenant and other receivables (net of SLR)	25,373	10
Straight-line rent	9	15	Restricted cash and escrow deposits	3,688	10
Other property related revenue	(549)	13	Prepaid and other assets	42,859	10
Ground lease ("GL") revenue	(4,038)	13	Undeveloped land in operating portfolio [1]	13,000
Consolidated Cash Property NOI (excl. GL)	$44,215		Land held for development	13,612
Annualized Consolidated Cash Property NOI (excl. ground leases)	$176,860
			Total Other Asset Value	$327,374

Adjustments To Normalize Annualized Cash NOI			Liabilities
Total projected remaining development / transitional redevelopment cash NOI [3]	$2,061	25	Mortgage and other indebtedness	$(1,315,248)	10
Unconsolidated EBITDA	1,213	18	KRG share of unconsolidated debt	(22,413)	18
			Partner share of consolidated joint venture debt	1,099	18
			Accounts payable and accrued expenses	(72,074)	10
General and administrative expense allocable to property management activities included in property expenses ($1,400 in Q1)	5,600	13, footnote 4	Other liabilities[4]	(38,899)	10
Total Adjustments	8,874		Debt premium and issuance costs, net	(10,260)	19
			Non-controlling redeemable joint venture interest	(10,070)
			Projected remaining under construction development/redevelopment [5]	(11,470)	25
Annualized Normalized Portfolio Cash NOI (excl. Ground Leases)	$185,734		Total Liabilities	$(1,479,335)
Annualized Ground Lease NOI [6]	14,623
Total Annualized Portfolio Cash NOI	$200,357		Common Shares and Units Outstanding	86,967,035

____________________
1	Undeveloped land with a book value of $13.0 million at March 31, 2021.
2	Includes CIP amounts for miscellaneous tenant improvements and small projects.
3	Excludes the projected cash NOI and related cost from the redevelopment opportunities outlined on page 25.
4	Deferred revenue and other liabilities of $83.4 million less mark-to-market lease liability of $44.5 million.
5	Remaining costs on page 25 for development projects and Anchor Acceleration.
6	Pro-forma for the sale of the ground lease portfolio.

p. 32	Kite Realty Group Trust Supplemental Financial and Operating Statistics –3/31/2021